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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Equity Compression Services Corporation (formerly Hawkins Energy Corporation, the "Company") on Form S-8 of our report dated March 25, 1996, on our audits of the consolidated financial statements of the Company as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-KSB.



                                   COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
March 25, 1997